Exhibit 99.1

    For Immediate Release

Contact:	(News Media) Tony Zehnder +1.312.396.7086
(Investors) Scott Galovic +1.317.817.3228

CNO Financial Group, Inc. Seeks to Amend Senior Secured
Credit Facility; Announces Preliminary Results for First Quarter;
and Sets Earnings Release Date and Call

Carmel, Ind., April 25, 2011 – CNO Financial Group, Inc. (NYSE: CNO) today announced that it is seeking to amend its senior secured credit facility to reduce the interest rate and make other changes to provide additional operating flexibility.  The facility currently has an interest rate of LIBOR plus 600 basis points, with a LIBOR floor of 150 basis points (which equals a current interest rate of 7.50%) and has an outstanding principal balance of $325 million.

CNO also announced preliminary first quarter 2011 results. The Company said it expects to report net income for 1Q11 of between $49 million and $54 million or between 17 cents and 19 cents per diluted common share, compared to $33.9 million or 13 cents per share in 1Q10.  Net operating income (1) for 1Q11 is expected to be between $47 million and $52 million or between 16 cents and 18 cents per diluted common share, compared to $38.2 million or 14 cents per share in 1Q10.

The Company also expects to report total new annualized premium (“NAP”), excluding Private-Fee-For-Service ("PFFS") and Prescription Drug Plan ("PDP") of approximately $86 million for the first quarter of 2011, compared to $87 million in the first quarter of 2010.  Sales for the first quarter of 2011 are slightly lower primarily due to lower long-term care sales, which more than offset growth in life sales.

CEO Jim Prieur said, “CNO is issuing preliminary results for the first quarter in connection with the process of seeking to amend our senior secured credit facility to capitalize on the current favorable capital markets.”

The preceding preliminary financial information and forward-looking statements are based on management estimates and currently available information.  There can be no assurance that the amendment will be achieved.

CNO will report results for the first quarter of 2011 after the market closes on Monday, May 2, 2011.  The Company will host a conference call at 11 a.m. Eastern Daylight Time on Tuesday, May 3, 2011.

The web cast of the conference call can be accessed through the investors section of the company’s website as follows:  http://investor.CNOinc.com.  Listeners should go to the website at least 15 minutes before the event to register, download and install any necessary audio software.

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CNO Financial (2)
April 25, 2011

About CNO

CNO is a holding company.  Our insurance subsidiaries – principally Bankers Life and Casualty Company, Colonial Penn Life Insurance Company and Washington National Insurance Company – serve working American families and seniors by helping them protect against financial adversity and provide for a more secure retirement.  For more information, visit CNO online at www.CNOinc.com.
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(1)
Management believes that an analysis of net income applicable to common stock before:  (i) loss on extinguishment of debt, net of income taxes; and (ii) net realized investment gains or losses, net of related amortization and income taxes (“net operating income,” a non-GAAP financial measure) is important to evaluate the financial performance of the company, and is a key measure commonly used in the life insurance industry.  Management uses this measure to evaluate performance because loss on extinguishment of debt and realized investment gains or losses can be affected by events that are unrelated to the company’s underlying fundamentals.  Net income for 1Q11 is expected to include net realized investment gains and loss on extinguishment of debt totaling $2 million.  Net income for 1Q10 included net realized investment losses and loss on extinguishment of debt totaling $(4.3) million.  Additional information concerning this non-GAAP measure is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, www.CNOinc.com.

Cautionary Statement Regarding Forward-Looking Statements. Our statements, trend analyses and other information contained in this press release relative to markets for CNO Financial’s products and trends in CNO Financial’s operations or financial results, as well as other statements, contain forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995.  Forward-looking statements typically are identified by the use of terms such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “project,” “intend,” “may,” “will,” “would,” “contemplate,” “possible,” “attempt,” “seek,” “should,” “could,” “goal,” “target,” “on track,” “comfortable with,” “optimistic” and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our results of operations, financial position, and our business outlook or they state other ‘‘forward-looking’’ information based on currently available information. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things: (i) changes in or sustained low interest rates causing a reduction in investment income, the margins of our fixed annuity and life insurance businesses and demand for our  products; (ii) general economic, market and political conditions, including the performance and fluctuations of the financial markets which may affect our ability to raise capital or refinance existing indebtedness and the cost of doing so; (iii) the ultimate outcome of lawsuits filed against us and other legal and regulatory proceedings to which we are subject; (iv) our ability to make changes to certain non-guaranteed elements of our life insurance products; (v) our ability to obtain adequate and timely rate increases on our health products, including our long-term care business; (vi) the receipt of any required regulatory approvals for dividend and surplus debenture interest payments from our insurance subsidiaries; (vii) mortality, morbidity, the increased cost and usage of health care services, persistency, the adequacy of our previous reserve estimates and other factors which may affect the profitability of our insurance products; (viii) changes in our assumptions related to deferred acquisition costs or the present value of future profits; (ix) the recoverability of our deferred tax assets and the effect of potential ownership changes and tax rate changes on their  value; (x) our assumption that the positions we take on our tax return filings, including our position that our 7.0% convertible senior debentures due 2016 will not be treated as stock for purposes of Section 382 of the Internal Revenue Code of 1986, as amended, and will not trigger an ownership change, will not be successfully challenged by the Internal Revenue Service; (xi) changes in accounting principles and the interpretation thereof; (xii) our ability to continue to satisfy the financial ratio and balance requirements and other covenants of our debt agreements; (xiii) our ability to achieve anticipated expense reductions and levels of operational efficiencies including improvements in claims adjudication and continued automation and rationalization of operating systems, (xiv) performance and
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CNO Financial (3)
April 25, 2011

valuation of our investments, including the impact of realized losses (including other-than-temporary impairment charges); (xv) our ability to identify products and markets in which we can compete effectively against competitors with greater market share, higher ratings, greater financial resources and stronger brand recognition; (xvi) our ability to generate sufficient liquidity to meet our debt service obligations and other cash needs; (xvii) our ability to maintain effective controls over financial reporting; (xviii) our ability to continue to recruit and retain productive agents and distribution partners and customer response to new products, distribution channels and marketing initiatives; (xix) our ability to achieve eventual upgrades of the  financial strength ratings of CNO Financial and our insurance company subsidiaries as well as the impact of our ratings on our business, our ability to access capital and the cost of capital; (xx) the risk factors or uncertainties listed from time to time in our filings with the Securities and Exchange Commission; (xxi) regulatory changes or actions, including those relating to regulation of the financial affairs of our insurance companies, such as the payment of dividends and surplus debenture interest to us, regulation of financial services affecting (among other things) bank sales and underwriting of insurance products, regulation of the sale, underwriting and pricing of products, and health care regulation affecting health insurance products; and (xxii) changes in the Federal income tax laws and regulations which may affect or eliminate the relative tax advantages of some of our products.  Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected. All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements.  Our forward-looking statements speak only as of the date made.  We assume no obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

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